Exhibit 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Mcglen Internet Group, Inc.
Tustin, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2000, relating to the consolidated financial statements of the Mcglen Internet Group, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Los Angeles, California
June 28, 2000